As filed with the Securities and Exchange Commission on July 14, 2000

Registration No. 333-

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________
SOFTWARE.COM, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0392373 (I.R.S. Employer Identification Number)
525 Anacapa Street Santa Barbara, California 93101 (Address, including zip code, of Registrant's principal executive offices)

1995 Stock Plan
2000 Nonstatutory Stock Option Plan
bCandid Corporation 1999 Equity Incentive Plan
(Full title of the plan)

John L. MacFarlane
Chief Executive Officer
525 Anacapa Street
Santa Barbara, California 93101
(805) 882-2470
(Name, address and telephone number of agent for service)

Copies to:
Julien R. Smythe
Akin, Gump, Strauss, Hauer & Feld, L.L.P
711 Louisiana Street, 1900 Pennzoil Place, South Tower
Houston, Texas 77002
(713) 220-5881
______________________
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value
To be issued under 1995 Stock Plan...
To be issued under 2000
  Nonstatutory Stock Option Plan.....
To be issued under bCandid
  Corporation 1999 Equity Incentive   Plan......................................

	1,948,931 2,050,000 93,350	$119.50 (2) $119.50 (3) $49.38 (4)	$232,897,255 $244,975,000 $4,609,623	$61,485 $64,674 $1,217
Total..........................................	4,092,281		$482,481,878	$127,376
(1) (2) (3) (4)

Issuable upon exercise of options available for grant under the plans.
Computed in accordance with Rule 457(c) and (h) solely for the purpose of computing the registration fee based on the average of the high and low sales prices of common stock of Software.com, Inc. on July 10, 2000, as reported on the Nasdaq National Market.
Computed in accordance with Rule 457(c) and (h) solely for the purpose of computing the registration fee based on the average of the high and low sales prices of common stock of Software.com, Inc. on July 10, 2000, as reported on the Nasdaq National Market.
Computed in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the weighted average exercise price of $49.38 per share covering 93,350 outstanding options.

SOFTWARE.COM, INC.

REGISTRATION STATEMENT ON FORM S-8

PART I

Information Required in the Section 10(a) Prospectus

          The documents constituting Part I of this Registration Statement will be sent or given to employees, directors and consultants of Software.com, Inc. (the "Registrant") as specified by Rule 428(b)(i) promulgated under the Securities Act of 1933, as amended.

PART II

Item 3.   Incorporation of Documents by Reference

          The following documents and information previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:
(a)	The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 as filed with the Commission on March 30, 2000.
(b)	The Registrant's Current Report on Form 8-K as filed with the Commission on April 26, 2000 and the amendment thereto on Form 8-K/A filed with the Commission on June 26, 2000.
(c)	The Registrant's Proxy Statement as filed with the Commission on April 27, 2000.
(d)	The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 as filed with the Commission on May 12, 2000.
(e)	The Registrant's Current Report on Form 8-K as filed with the Commission on June 29, 2000.
(f)

The description of the Registrant's Common Stock as contained in the Registrant's Registration Statement on Form 8-A filed on June 15, 1999, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

          This Registration Statement on Form S-8, among other things, registers additional securities of the same class as other securities, for which a Registration Statement on Form S-8 has been filed with, and declared effective by, the Commission on October 22, 1999, relating to the 1995 Stock Plan. Accordingly, pursuant to General Instruction E of Form S-8 promulgated under the Securities Act of 1933, as amended, the contents of the Registration Statement on Form S-8 (File No. 333-89549) filed with the Commission on October 22, 1999 are incorporated herein by reference.

1995 Stock Plan

          Section 3 of the 1995 Stock Plan provides for an annual increase of the maximum number of shares that may be optioned or sold under the plan. The increase is equal to the least of (i) 5,000,000 shares, (ii) 4% of the outstanding shares on such date, and (iii) a lesser amount determined by the board of directors. Based on the number of shares of the registrant's common stock outstanding on July 1, 2000, the number of shares that may be optioned or sold under the plan increased by 1,948,931 shares on July 1, 2000.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

          Not applicable.

Item 6.   Indemnification of Directors and Officers

          Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

          Article VIII of the Registrant's Second Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

          Article VI of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

          The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

Item 7.   Exemption from Registration Claimed

          Not applicable.

Item 8.   Exhibits
Exhibit Number	Document
4.1

Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1, as amended (No. 333-76263), which was declared effective on June 22, 1999).

4.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 of the Registrant's Registration Statement on Form S-1, as amended (No. 333-76263), which was declared effective on June 22, 1999).
4.3

Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-1, as amended (No. 333-76263), which was declared effective on June 22, 1999).

4.4

Software.com, Inc. 1995 Stock Plan (incorporated by reference to Exhibit 10.2 of the Registrant's Registration Statement on Form S-1, as amended (No. 333-76263), which was declared effective on June 22, 1999).

4.5	Software.com, Inc. 2000 Nonstatutory Stock Option Plan (incorporated by reference to Exhibit 10.11 of the Registrant's Annual Report on Form 10-K (No. 000-26379), which was filed on March 30, 2000).
4.6*	bCandid Corporation 1999 Equity Incentive Plan.
5.1*	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
23.1*	Consent of Ernst & Young LLP, Independent Auditors.
23.2*	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (contained in Exhibit 5.1).
24.1*	Power of Attorney (See page S-1).

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*Filed herewith.

Item 9.   Undertakings

          (a)  The undersigned Registrant hereby undertakes:

               (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on this 14th day of July, 2000.
SOFTWARE.COM, INC.

By: /S/ JOHN L. MACFARLANE __________________________________________ John L. MacFarlane Chief Executive Officer

POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John L. MacFarlane and Amy E. Staas, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JOHN L. MACFARLANE ________________________________ John L. MacFarlane	Chief Executive Officer and Director (Principal Executive Officer)	July 14, 2000

/S/ AMY E. STAAS ________________________________ Amy E. Staas	Vice President, Finance and Acting Chief Financial Officer (Principal Financial Officer)	July 14, 2000

/S/ MARK A. ROOT ________________________________ Mark A. Root	Corporate Controller (Principal Accounting Officer)	July 14, 2000

/S/ NEAL DOUGLAS ________________________________ Neal Douglas	Director	July 14, 2000

/S/ JUDITH HAMILTON ________________________________ Judith Hamilton	Director	July 14, 2000

/S/ DONALD LISTWIN ________________________________ Donald Listwin	Director	July 14, 2000

/S/ FRANK PERNA ________________________________ Frank Perna	Director	July 14, 2000

/S/ BERNARD PUCKETT ________________________________ Bernard Puckett	Director	July 14, 2000

/S/ BERNHARD WOEBKER ________________________________ Bernhard Woebker	Director	July 14, 2000

INDEX TO EXHIBITS

Exhibit Number	Document
4.1

Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1, as amended (No. 333-76263), which was declared effective on June 22, 1999).

4.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 of the Registrant's Registration Statement on Form S-1, as amended (No. 333-76263), which was declared effective on June 22, 1999).
4.3

Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-1, as amended (No. 333-76263), which was declared effective on June 22, 1999).

4.4

Software.com, Inc. 1995 Stock Plan (incorporated by reference to Exhibit 10.2 of the Registrant's Registration Statement on Form S-1, as amended (No. 333-76263), which was declared effective on June 22, 1999).

4.5	Software.com, Inc. 2000 Nonstatutory Stock Option Plan (incorporated by reference to Exhibit 10.11 of the Registrant's Annual Report on Form 10-K (No. 000-26379), which was filed on March 30, 2000).
4.6*	bCandid Corporation 1999 Equity Incentive Plan.
5.1*	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
23.1*	Consent of Ernst & Young LLP, Independent Auditors.
23.2*	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (contained in Exhibit 5.1).
24.1*	Power of Attorney (See page S-1).

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*Filed herewith.